                                                                    Exhibit 99.1

                  THE NORTH FACE REPORTS 12% INCREASE IN SALES
                         FOR THE FIRST QUARTER OF 1999


CARBONDALE, Colo., May 21 /PRNewswire/ -- The North Face, Inc. (Nasdaq: TNFI) today reported financial results for the first quarter ended March 31, 1999.

For the first quarter ended March 31, 1999, sales increased 12.1% to $51.3 million compared to $45.7 million for the first quarter of 1998. The net loss for the quarter, excluding non-recurring charges relating to relocation, realignment, tender offer and other costs of $1.8 million, after tax, or $0.14 per share, was $3.7 million or $0.29 per share compared to a net loss of $0.8 million or $0.07 per share for the first quarter of 1998.(A)

James Fifield, President and Chief Executive Officer, commented, "Our first quarter results reflect a rate of growth in sales which is lower than we expect over the balance of the year as we come out of the difficult winter of 1998/1999 and continue to introduce an expanded product line into broader distribution. In addition, gross margin improved by 190 basis points for the quarter but was offset by increased expenses in media spending, footwear introduction expenses, product development, infrastructure and system improvements. Typically, the first quarter for The North Face is a slow quarter and this is no exception, but I am very positive about our prospects for the fall season as well as the overall 1999 year. We remain optimistic about achieving our previously announced 1999 sales and earnings objectives of 20% growth in sales and earnings per share of $1.00, excluding non-recurring charges."

"For the quarter, wholesale revenue grew by 7.3% over last year, reflecting a slowdown which can be attributed to the tough weather-related market conditions that many of our dealers faced over the last few months, as well as the timing of shipments. Despite the challenging market conditions, our retail stores performed exceptionally well, as retail sales increased 39.7%, attesting to the continued strength of the North Face brand."

Highlights of the quarter included:

 .    The Company's top performing product categories for the quarter included
     Outerwear and Ascentials. Fleece products showed the largest sales growth, with the Denali jacket as the most popular product. The Ascentials accessories line has been very successful, as have the line of daypacks and adventure travel products.

 .    The North Face's new rugged footwear line has been well received by customers and consumers. Sell-through at dealers has met our expectations with several accounts reporting that our footwear is among the top selling line within their footwear offerings.

 .    Wholesale advance orders for the Fall 1999 season continue to track 25%
     ahead of advance orders for the same period in 1998 for both North America and Europe. The top performing products include our newly redesigned Mountain Light jacket and the revolutionary new Pac-Lite outerwear series, developed in collaboration with W. L. Gore.

 .    Comparative store growth in our retail stores was exceptionally strong during the first quarter, with growth of 11.2% in our full-priced retail stores, 27.8% in our outlet stores and a combined comparative growth rate of 16.3%, over the same quarter last year.

 .    A new retail outlet store was opened during the first quarter in Wrentham,
     Massachusetts, just outside of Boston. In the next few months, we have planned openings in San Jose, California, Toronto, Ontario, San Marcos, Texas and Dawsonville, Georgia.

 .    The North Face plans to begin outsourcing its U.S. distribution of products beginning in July 1999. The new distribution center will be located in Lenexa, Kansas.

 .    The North Face Summit Shop program, its shop-within-a-shop program, continued to expand with 12 new shops being opened in the quarter. This brings the total number of Summit Shops to 406 through March 1999.

The North Face, Inc. designs and distributes technically sophisticated outerwear, snowsports gear, functional sportswear, tents, sleeping bags, backpacks, daypacks, accessories and rugged footwear under The North Face(R) name. Through its subsidiary La Sportiva USA, and its affiliate La Sportiva S.p.A., the Company designs, manufactures and distributes rock climbing shoes, mountaineering boots and other rugged footwear under the La Sportiva name. The Company sells its products to select specialty retailers throughout the United States, Europe and Canada.

This press release contains certain forward-looking statements reflecting the Company's current expectations including statements regarding prospects for Fall and for 1999, overall growth expectations, operating efficiencies, planned store openings, outsourcing of U.S. distribution and product expansion, including opportunities in the footwear business, retail expansion, openings of Summit Shops and future sales and profitability initiatives. Actual results may vary significantly from those estimated. Factors that could cause future performance to vary from current expectations include, but are not limited to, the company's ability to: improve operating efficiency; effectively design and manufacture products, including footwear; attract, supply and retain Summit Shops; effectively manage growth in its markets; maintain and improve service levels; maintain existing customer relationships; effectively manage inventory; successfully outsource and relocate its distribution center for the United States and other general economic conditions affecting consumer spending and other factors. Further information on potential factors that could affect the financial results of The North Face are included in the Company's Report on Form 10-K for the year ended December 31, 1998 which is on file with the SEC. Other factors that could cause future performance to vary from current expectations include those set forth in other filings made by the Company with the SEC.

(A) For the first quarter of 1999, pre-tax non-recurring charges include $1.6 million for facility closure charges of the Vacaville distribution center associated with the outsourcing of the company's distribution of products in the U.S., corporate relocation and realignment costs and $1.4 million in tender offer expenses and other non-recurring costs.

                              THE NORTH FACE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)
                                  (Unaudited)

                                                                         FIRST QUARTER ENDED MARCH 31,
                                                                     -------------------------------------
                                                                         1999       1998      % CHANGE
                                                                     -------------------------------------
Net Sales                                                                $51,256    $45,704    12%
Cost of Sales                                                             27,909     25,779     8%
                                                                         -------    -------
Gross Profit                                                              23,347     19,925    17%
Gross Profit Percent                                                        45.5%      43.6%

Operating Expenses                                                        27,697     20,325
Relocation and Realignment Expenses                                        1,603         --
                                                                         -------    -------
Operating Loss                                                            (5,943)      (400)

Interest Expense, net                                                     (1,321)      (674)
Tender Offer and Other Non-Recurring Expenses                             (1,357)        --
Other Expense, net                                                          (370)      (297)
                                                                          ------     ------
Loss Before Income Taxes                                                  (9,001)    (1,371)

Income Tax Benefit                                                        (3,510)      (528)
                                                                          ------     ------

Net Loss Including Tender Offer, Relocation,
    Realignment and Other Non-Recurring Expenses                          (5,491)      (843)
                                                                          ======     ======

Net Loss Excluding Tender Offer, Relocation,
    Realignment and Other Non-Recurring Expenses                          (3,685)      (843)
                                                                          ======     ======

Weighted Average Shares Outstanding--Diluted                              12,687     11,539

Net Loss Per Share:
Including Tender Offer, Relocation, Realignment and
   Other Non-Recurring Expenses                                            (0.43)     (0.07)
Excluding Tender Offer, Relocation,
   Realignment and Other
   Non-Recurring Expenses                                                $ (0.29)   $(0.07)

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

                          SELECTED BALANCE SHEET DATA
                                 (in thousands)
                                  (unaudited)

                                                                               March 31,
                                                                          ----------------------
                                                                             1999       1998
                                                                          ----------   ---------
Cash and cash equivalents                                                   $  5,955  $  4,857
Trade accounts receivable, net                                                54,824    39,924
Inventories                                                                   59,621    52,779
Working Capital                                                               61,883    61,204
Total Assets                                                                 218,131   169,354
Accounts payable, accrued expenses, and other current liabilities             34,268    34,789
Current portion of long-term debt and obligations under capital leases        50,884    23,256
Long-term debt and obligations under capital leases                            5,426     4,953
Total stockholders' equity                                                  $119,849  $100,140

                                      -4-